EXHIBIT 99.2
AGREEMENT OF REPORTING PERSONS

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person or entity knows or has reason to believe that such information is inaccurate. This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated:  July 26, 2021

STARR INTERNATIONAL INVESTMENTS LTD.

By:	/s/ Stuart Osborne
	Name:	Stuart Osborne
	Title:	Controller and Vice President

STARR INTERNATIONAL COMPANY, INC.

By:	/s/ Stuart Osborne
	Name:	Stuart Osborne
	Title:	President and Treasurer